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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2025 (December 30, 2024)

Gray Television, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTA.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2024, Gray Television, Inc. (the “Company”) announced that it was changing its corporate name to Gray Media, Inc. effective as of 12:01 a.m. on January 1, 2025, pursuant to a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation, filed with the Georgia Secretary of State on December 30, 2024 (the “Name Change”). Pursuant to Georgia law, a shareholder vote was not necessary to effectuate the Name Change. Copies of the press release announcing the Name Change and the Certificate of Amendment are each attached hereto as Exhibits 99.1 and 3.1, respectively, and are incorporated by reference herein.

The Name Change does not affect the Company’s trading symbols, its CUSIPs, nor the rights of its security holders. The Company’s anticipates that its common stock and Class A common stock will begin trading under its new name on January 10, 2025.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

3.1 Articles of Amendment to Articles of Incorporation, effective as of January 1, 2025
99.1 Press release issued by Gray Television, Inc. – Name Change, on December 30, 2024
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

January 2, 2025	By:	/s/ Jeffrey R. Gignac
		Name:	Jeffrey R. Gignac
		Title:	Executive Vice President and Chief Financial Officer